Exhibit 99.5

KOSMOS ENERGY ANNOUNCES LAUNCH OF PUBLIC OFFERING OF COMMON STOCK

DALLAS, Texas, OCTOBER 13, 2021– Kosmos Energy Ltd. (“Kosmos” or the “Company”) (NYSE/LSE:KOS) announced today that is has launched a registered underwritten public offering of 37,500,000 shares of common stock (the “Offering”). In addition, Kosmos intends to grant the underwriters a 30-day option to purchase up to an additional 5,625,000 shares of common stock at the public offering price less underwriting discounts.

Kosmos intends to use the net proceeds from this offering to repay outstanding borrowings under its commercial debt facility, including borrowings incurred to finance a portion of the previously announced acquisition of Anadarko WCTP Company.

Barclays, BofA Securities and Jefferies are acting as joint book-running managers in the Offering.

The Offering is being made pursuant to an effective shelf registration statement, including a prospectus, filed by Kosmos with the U.S. Securities and Exchange Commission (“SEC”) on June 21, 2021. The Offering may only be made by means of a preliminary prospectus supplement and accompanying prospectus. Before you invest, you should read the applicable preliminary prospectus supplement and the prospectus in the registration statement and other documents we have filed with the SEC for more complete information about us and the Offering. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, the underwriters or any dealer participating in the Offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus upon request to: Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (888) 603-5847, barclaysprospectus@broadridge.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and the U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable proven basin exploration program in Equatorial Guinea, Ghana and the U.S. Gulf of Mexico. Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos Sustainability Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos (including, but not limited to, the impact of the COVID-19 pandemic), which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACTS:

Investor Relations	Media Relations
Jamie Buckland	Thomas Golembeski
+44 (0) 203 954 2831	+1-214-445-9674
jbuckland@kosmosenergy.com	golembeski@kosmosenergy.com

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